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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Visio Corporation 1995 Long-Term Incentive Compensation Plan, as amended, of our report dated October 24, 1997, with respect to the consolidated financial statements and schedule of Visio Corporation included in the Annual Report on Form 10-K of Visio Corporation for the fiscal year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP



Seattle, Washington
April 21, 1998